Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 27, 2017 relating to the financial statements and financial highlights which appears in the December 31, 2016 Annual Reports to Shareholders of John Hancock Funds (See Schedule of Funds), each a series of John Hancock Funds Variable Insurance Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Policy Regarding Disclosure of Portfolio Holdings” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 24, 2017

 SCHEDULE OF FUNDS

Fund Name
500 Index Trust B
Active Bond Trust
All Cap Core Trust
Alpha Opportunities Trust
American Asset Allocation Trust
American Global Growth Trust
American Growth Trust
American Growth-Income Trust
American International Trust
American New World Trust
Blue Chip Growth Trust
Bond Trust
Capital Appreciation Trust
Capital Appreciation Value Trust
Core Bond Trust
Core Strategy Trust
Emerging Markets Value Trust
Equity Income Trust
Financial Industries Trust
Fundamental All Cap Core Trust
Fundamental Large Cap Value Trust
Global Trust
Global Bond Trust
Health Sciences Trust
High Yield Trust
International Equity Index Trust B
International Growth Stock Trust
International Small Company Trust
International Value Trust
Investment Quality Bond Trust
Lifestyle Aggressive MVP
Lifestyle Aggressive PS Series
Lifestyle Balanced MVP
Lifestyle Balanced PS Series
Lifestyle Conservative MVP
Lifestyle Conservative PS Series
Lifestyle Growth MVP
Lifestyle Growth PS Series
Lifestyle Moderate MVP
Lifestyle Moderate PS Series
Mid Cap Index Trust
Mid Cap Stock Trust
Mid Value Trust
Money Market Trust
Mutual Shares Trust
New Income Trust
Real Estate Securities Trust
Science & Technology Trust

Short Term Government Income Trust
Small Cap Growth Trust
Small Cap Index Trust
Small Cap Opportunities Trust
Small Cap Value Trust
Small Company Growth Trust
Small Company Value Trust
Strategic Equity Allocation Trust
Strategic Income Opportunities Trust
Total Bond Market Trust B
Total Stock Market Index Trust
Ultra Short Term Bond Trust
Utilities Trust
Value Trust